UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024 (November 15, 2024)

BLACKROCK DIRECT LENDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-56231	85-3439073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Resignation of Rajneesh Vig as Director of the Company

As previously disclosed on September 16, 2024, Rajneesh Vig had informed BlackRock Direct Lending Corp. (the “Company) of his resignation as Director of the Company, effective as of the close of business on January 31, 2025. On November 15, 2024, Mr. Vig informed the Company that his resignation as Director of the Company will be effective as of the close of business on November 15, 2024. Mr. Vig’s resignation is not the result of any disagreement with the Company or with BlackRock, Inc. Mr. Vig will continue to serve as an employee of BlackRock, Inc. until the close of business on February 1, 2025 in order to ensure the smooth transition of his responsibilities.

Appointment of Peter Schwab as Independent Director of the Company

On November 15, 2024, the Board of Directors of the Company (the “Board”) appointed Peter Schwab to the Board, effective as of the close of business on November 15, 2024, to serve until the end of his term at the close of business on May 18, 2025.

Appointment of Chair of the Company

On November 15, 2024, the Board appointed Eric Draut as Chair of the Board, effective as of the close of business on November 15, 2024, to serve as Chair until the close of business on May 18, 2025, at which time he will again serve as Lead Independent Director. Prior to Mr. Draut’s appointment as Chair, he served as Lead Independent Director of the Company.

On November 15, 2024, the Board appointed Philip Tseng as Chair of the Board, effective as of the close of business on May 18, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Direct Lending Corp.

Date: November 19, 2024	By:	/s/ Laurence D. Paredes
	Name:	Laurence D. Paredes
	Title:	Secretary